Exhibit 99.2

Confluent Announces CFO Transition

Rohan Sivaram to replace Steffan Tomlinson as Chief Financial Officer

MOUNTAIN VIEW, Calif. – August 2, 2023 – Confluent, Inc. (NASDAQ:CFLT), the data streaming pioneer, today announced that Rohan Sivaram has been named Confluent’s Chief Financial Officer, effective August 16. Sivaram replaces Steffan Tomlinson who is leaving Confluent for another opportunity.

“Rohan is an exceptional finance and operations leader who has been instrumental to the success of our IPO and the track record we’ve established as a public company,” said Jay Kreps, co-founder and CEO, Confluent. “I’m thrilled to partner with him in his new role as we continue to grow the business while continuing to improve our margins. I also would like to extend my deepest gratitude to Steffan for his tremendous contributions to Confluent over the last three years.”

As CFO, Rohan will lead all of Confluent’s finance and business technology & data teams. Rohan is a seasoned executive with nearly two decades of experience across technology and the financial services industry. In his three years at Confluent, Rohan led Confluent’s FP&A, investor relations, treasury, and business operations teams. Prior to joining Confluent in October 2020, Rohan was the senior vice president of finance at Palo Alto Networks. In his six years at Palo Alto Networks, Rohan helped scale the company from a $750+ million to a $3.7 billion revenue run rate. Prior to that, he held a variety of roles at Symantec Corporation and Morgan Stanley. Rohan holds an MBA from Northwestern University, Kellogg School of Management and a Bachelor’s in Commerce from St. Xavier’s College.

“I am thrilled about this opportunity and look forward to leading Confluent through its next stage of growth,” said Sivaram. “Our talented team and innovation engine have robust growth in data streaming. Looking forward, we remain focused on driving durable and efficient growth as we work toward becoming a profitable company.”

Jonathan Chadwick, Confluent board member and audit committee chair, added: “Having worked with Rohan closely over the past several years I am pleased to see this recognition of his capabilities and to welcome him as Confluent’s new CFO.”

Additional Resources

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Join Confluent’s Second Quarter 2023 earnings call: https://investors.confluent.io/
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Learn more about Confluent: https://www.confluent.io/
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See how Confluent is helping its customers transform their businesses

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding our expected growth, margins and profitability and statements relating to our Chief Financial Officer transition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,”

“expect,” “seek,” “plan,” “project,” “target,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) our limited operating history, including in uncertain macroeconomic environments, (ii) our ability to sustain and manage our rapid growth, including following our recent restructuring, (iii) our ability to attract new customers and retain and sell additional features and services to our existing customers, (iv) inflationary conditions, economic uncertainty, recessionary risks, and exchange rate fluctuations, which have resulted and may continue to result in customer pullback in information technology spending, lengthening of sales cycles, reduced contract sizes, reduced consumption of Confluent Cloud or customer preference for open source alternatives, as well as the potential need for cost efficiency measures, (v) our ability to increase consumption of our offerings, including by existing customers and through the acquisition of new customers, and successfully add new features and functionality to our offerings, (vi) our ability to achieve profitability and improve margins annually, by our expected timelines or at all, (vii) the estimated addressable market opportunity for our offerings including our Flink offering and stream processing, and our ability to capture our share of that market opportunity, (viii) our ability to compete effectively in an increasingly competitive market, (ix) our ability to successfully execute our go-to-market strategy and initiatives, (x) our ability to attract and retain highly qualified personnel, (xi) breaches in our security measures or unauthorized access to our platform, our data, or our customers’ or other users’ personal data, (xii) our reliance on third-party cloud-based infrastructure to host Confluent Cloud, and (xiii) general market, political, economic, and business conditions. These risks are not exhaustive. Further information on these and other risks that could affect Confluent’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and our future reports that we may file from time to time with the SEC. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 that will be filed with the SEC. Confluent assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Confluent

Confluent is the data streaming platform that is pioneering a fundamentally new category of data infrastructure that sets data in motion. Confluent’s cloud-native offering is the foundational platform for data in motion—designed to be the intelligent connective tissue enabling real-time data, from multiple sources, to constantly stream across the organization. With Confluent, organizations can meet the new business imperative of delivering rich, digital front-end customer experiences and transitioning to sophisticated, real-time, software-driven backend operations. To learn more, please visit www.confluent.io.

Confluent and associated marks are trademarks or registered trademarks of Confluent, Inc.

Apache® and Apache Kafka® are either registered trademarks or trademarks of the Apache Software Foundation in the United States and/or other countries. No endorsement by the Apache Software Foundation is implied by the use of these marks. All other trademarks are the property of their respective owners.

Media Contact

Justin Dorff

justin.dorff@confluent.io